Calculation of Filing Fee Tables
S-8
Armata Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,806,796	$ 5.23	$ 9,449,543.08	0.0001381	$ 1,304.98
2	Equity	Common Stock, par value $0.01 per share	Other	2,142	$ 5.23	$ 11,202.66	0.0001381	$ 1.55
Total Offering Amounts:						$ 9,460,745.74		$ 1,306.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,306.53
Offering Note
[1]	1.a) The offering price per unit and in the aggregate are estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. (1.b) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the registrant's Common Stock, par value $0.01 per share ("Common Stock") of Armata Pharmaceuticals, Inc. (the "Company") that become issuable under the Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan (the "Armata 2016 Plan") or the Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan (the "Armata 2016 ESPP") by reason of any future stock dividend, stock split, recapitalization or other similar adjustments of the outstanding Common Stock. (1.c) Represents 1,806,796 shares of Common Stock that were automatically added to the shares authorized for issuance under the Armata 2016 Plan on January 1, 2026, pursuant to an "evergreen" provision contained in the Armata 2016 Plan. Pursuant to such "evergreen" provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the Armata 2016 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of the Company's capital stock outstanding on December 31st of the preceding calendar year, or (b) a lesser number of shares determined by the Company's board of directors (the "Board"). (1.d) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is $5.23, which is the average of the high and low prices of the Company's Common Stock on July 8, 2026, as reported on the NYSE American. The proposed maximum aggregate offering price for each row is the product obtained by multiplying $5.23 by the number of shares of Common Stock registered in such row. (1.e) The amount of registration fee is calculated only with respect to the additional shares of Common Stock registered on this Registration Statement. The existing securities issuable under the Armata 2016 Plan and Armata 2016 ESPP were registered, and the correlating registration fee paid, pursuant to the Registration Statements on Form S-8 filed on August 13, 2025 (File No. 333-289588), Form S-8 filed on January 23, 2024 (File No. 333-276657), November 15, 2023 (File No. 333-275580), June 22, 2016 (File No. 333-212183), May 1, 2017 (File No. 333-217563), November 14, 2017 (File No. 333-221564), March 28, 2018 (File No. 333-223987), and June 10, 2019 (File No. 333-232058).

[2]	See offering notes 1.a, 1.b, 1.c, 1.d, and 1.e (2.a) Represents 2,142 shares of Common Stock that were automatically added to the shares authorized for issuance under the Armata 2016 ESPP on January 1, 2026, pursuant to an "evergreen" provision contained in the Armata 2016 ESPP. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the Armata 2016 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of the Company's capital stock outstanding on December 31st of the preceding calendar year; (b) 2,142 shares; or (c) a number determined by the Board that is less than (a) and (b).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources